UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 10, 2026

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Commission File Number
001-32559
Commission File Number
333-177186

Maryland Delaware	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10500 Liberty Parkway Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205)
969-3755

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2026, MPT Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership and the operating partnership of Medical Properties Trust, Inc., a Maryland corporation (the “Company” or “MPT”), and MPT Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers”) closed a series of previously announced transactions under an exchange and purchase agreement with certain institutional investors providing for a private placement for new money, together with a private exchange for outstanding senior notes, resulting in the issuance of $2.4 billion in aggregate principal amount of new 9.25% senior secured notes due 2032 (the “Notes”). The Issuers intend to use the net cash proceeds from the issuance to fund the redemption in full of the Issuers’ senior notes due 2026 and a partial redemption of the Issuers’ senior notes due 2027. In addition, the private exchange refinanced approximately $1.5 billion aggregate principal amount of 2027, 2028, 2029, 2030, and 2031 unsecured notes.

The Notes were issued pursuant to an indenture, dated as of August 10, 2026 (the “Indenture”), by and among the Company, the Issuers, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent. Interest on the Notes is payable semi-annually in arrears on December 15 and June 15 of each year, commencing on December 15, 2026. The Notes mature on February 15, 2032. The Issuers may redeem some or all of the Notes at any time on or prior to August 10, 2028 at a “make-whole” redemption price. On or after August 10, 2028, the Issuers may redeem some or all of the Notes at a premium that will decrease over time. In addition, at any time and from time to time prior to August 10, 2028, the Issuers may redeem up to 40% of the Notes at a redemption price equal to 109.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, using the proceeds from one or more equity offerings.

The Notes are fully and unconditionally guaranteed, on a joint and several basis, by (i) the Company, (ii) its first-priority lien collateral-owning subsidiaries (the “First Lien Guarantors”), (iii) certain of the subsidiaries that guarantee the existing U.S. revolving credit and term loan facility (the “Credit Agreement”) and the 8.50% senior secured notes due 2032 and 7.00% senior secured notes due 2032 (together, the “Existing Secured Notes”) and (iv) certain additional subsidiaries that are direct or indirect parents of certain subsidiaries securing the British term loan facility (the “British Term Loan Facility”) or are owners of certain of the Company’s joint venture interests and equity investments. The Notes will be further guaranteed, subject to certain limitations set forth in the Indenture, by any restricted subsidiaries that in the future borrow under or guarantee borrowings under the Credit Agreement or Existing Secured Notes, or that guarantee certain capital markets indebtedness. The Notes and guarantees are secured, subject to certain permitted liens, by first-priority liens on the equity of each of the First Lien Guarantors and, subject to certain foreign collateral limitations, mortgages on the real properties owned by each of the First Lien Guarantors. The Notes will, upon the refinancing, replacement or termination of the Credit Agreement, become secured by second-priority liens on the collateral securing the Credit Agreement and Existing Secured Notes, subject to certain requirements and provisions for temporary alternative credit support set forth in the Indenture. In addition, at the Additional 1L Collateral Release Time (as defined in the Indenture), (i) the Notes will receive additional credit support from certain additional subsidiaries securing the British Term Loan Facility and (ii) the guarantees by, and first-priority liens in respect of, certain First Lien Guarantors will be released.

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Issuers to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, up to, but excluding, the date of purchase.

The Indenture restricts the Issuers’ ability and the ability of their restricted subsidiaries to, among other things: (i) incur debt; (ii) pay dividends and make investments; (iii) create liens; (iv) enter into transactions with affiliates; and (v) merge, consolidate or transfer all or substantially all of their assets. The Indenture also requires the Issuers and their restricted subsidiaries to maintain total unencumbered assets of at least 150% of their collective unsecured debt. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, as applicable, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, the failure of the liens created by the security documents to constitute valid and perfected liens on any material portion of the collateral securing the Notes for a specified period of time after notice and certain events of insolvency. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from certain events of insolvency with respect to an Issuer will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

No Offer or Sale

MPT is offering and selling the Notes and related guarantees only by, and pursuant to, the terms of an exchange and purchase agreement with certain institutional investors. The Notes have not been registered under the Securities Act of 1933 (the “Securities Act”), or any other securities laws, and the Notes cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, prospects, asset sales and the expected proceeds and gains therefrom, refinancings (including the Notes offering and the allocation of proceeds from, such refinancings), tenant arrangements (including master leases and lease restructurings, and the expected timing, anticipated rent and financial impact thereof), among others. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that projected rents may be lower than anticipated or realized later than expected; (ii) the risk that the timing, outcome and terms of the causes of action of Prospect Medical Holdings, Inc. (“Prospect”), which serve as collateral for debtor-in-possession and other fundings provided by MPT that remain outstanding, and other recoveries in respect of the Company’s remaining Prospect investment, will not be consistent with those anticipated by the Company; (iii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (iv) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (v) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (vi) MPT’s ability to obtain or modify the terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact our ability to pay down, refinance, restructure or extend our indebtedness, including extending our 2026 credit facility, as it becomes due, or pursue acquisition and development opportunities; (vii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (viii) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (ix) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all; (x) the risk that the operations of our tenants will be negatively impacted by changes to Medicaid funding introduced by the OBBBA; (xi) the risks and uncertainties of litigation or other regulatory proceedings; and (xii) the impact of any governmental actions affecting our properties.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 10, 2026, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., MPT Finance Corporation, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as trustee and notes collateral agent

4.2	Form of Notes (included in Exhibit 4.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: August 10, 2026

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